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                                                                    EXHIBIT 23.5



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated January 23, 1997, accompanying the consolidated financial statements of Central and Southern Holding Company for the year ended December 31, 1996 included in the Current Report on Form 8-K/A for Premier Bancshares, Inc. We hereby consent to the incorporation by reference of said report in the Registration Statement of Premier Bancshares, Inc. on Form S-8 (File No. 333-65025).


                                        PORTER KEADLE MOORE, LLP



                                        /s/ Porter Keadle Moore, LLP
                                        -------------------------------


Atlanta, Georgia
January 5, 1999

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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 4, 1997, accompanying the consolidated financial statements of Citizens Gwinnett Bankshares, Inc. for the year ended December 31, 1996 included in the Current Report on Form 8-K/A for Premier Bancshares, Inc. We hereby consent to the incorporation by reference of said report in the Registration Statement of Premier Bancshares, Inc. on Form S-8 (File No. 333-65025).


                                        PORTER KEADLE MOORE, LLP

                                        /s/ Porter Keadle Moore, LLP


Atlanta, Georgia
January 5, 1999